UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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WJ COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

Dear Fellow Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) of WJ Communications, Inc., a Delaware corporation (the “Company”). The Meeting will be held Thursday, July 20, 2006 at 9:00 a.m., local time, at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035. The formal Meeting notice and Proxy Statement are attached.

At this year’s Annual Meeting, stockholders will be asked to elect nine directors, approve an increase in the number of shares authorized for issuance under two of our equity compensation plans, ratify the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2006 and transact any other business that may properly come before the Meeting. We will report on the progress of the Company and comment on matters of current interest.

Your vote is important. Whether or not you plan to attend, it is important that your shares be represented and voted at the Meeting. Therefore, we urge you to vote promptly by mailing a completed proxy card in the enclosed postage-paid envelope or by voting electronically over the Internet or by telephone. If your shares are held in the name of a brokerage firm or bank, you will receive a voting instruction form in lieu of a proxy card and may also be eligible to vote electronically. Timely voting by any of these methods will ensure your representation at the Meeting. Returning your proxy card will not prevent you from voting in person at the Meeting if you are present and choose to do so.

We look forward to seeing you at the Meeting.

Sincerely,

Bruce W. Diamond
President and Chief Executive Officer
June 16, 2006
San Jose, California

WJ COMMUNICATIONS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 20, 2006

TO OUR STOCKHOLDERS:

The 2006 Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) of WJ Communications, Inc., a Delaware corporation (the “Company”), will be held beginning at 9:00 a.m., local time, on Thursday July 20, 2006 at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, for the following purposes:

1.                To elect nine directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

2.                To approve an increase in the number of shares authorized for issuance under the 2000 Non-Employee Director Stock Compensation Plan from 800,000 to 1,000,000;

3.                To approve an increase in the number of shares authorized for issuance under the 2001 Employee Stock Purchase Plan from 1,500,000 to 2,250,000;

4.                To ratify the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2006; and

5.                To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

All stockholders of record at the close of business June 1, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the enclosed proxy card or by voting electronically over the Internet or by telephone using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Stockholders. Any stockholder present at the Meeting may withdraw his or her proxy and vote personally on any matter brought before the Meeting.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, in lieu of a proxy card you should receive from that institution an instruction form for voting by mail and you may also be eligible to vote your shares electronically. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). For admission to the Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of WJ Communication’s common stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

BY ORDER OF THE BOARD OF DIRECTORS

Rainer N. Growitz
Secretary
June 16, 2006
San Jose, California

WJ COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
July 20, 2006

VOTING INFORMATION

This Proxy Statement is first being mailed on or about June 16, 2006 to all of the holders of shares of the common stock (“Common Stock”) of WJ Communications, Inc., a Delaware corporation (“WJ Communications” or the “Company”), in connection with the solicitation by the board of directors (the “Board of Directors” or the “Board”) of the Company of proxies in the enclosed form to be used at the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) to be held on Thursday July 20, 2006 beginning at 9:00 a.m. at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, and at any adjournments or postponements thereof, pursuant to the accompanying Notice of Annual Meeting.

Only holders of record of Common Stock at the close of business on June 1, 2006 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote at the Meeting 66,060,711 shares of Common Stock. Each share of Common Stock outstanding on such date entitles the stockholder of record to one vote on all matters submitted at the Meeting.

HOW TO VOTE.   Stockholders of record (that is, stockholders who hold shares in their own name) can vote any one of three ways:

By Mail:

Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

By Telephone:	Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.
By Internet:

Go to the website listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the website. If you vote through the Internet, you may incur telephone and Internet access charges.

If you vote by the Internet or telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you should not return your proxy card.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if a broker, bank or other nominee holds your shares of record, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy by executing and delivering a timely and valid later-dated proxy, or by voting by ballot at the Meeting, or by giving written notice to the Secretary. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be.

Attendance at the Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Meeting.

It is proposed that, at the Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting and described in this Proxy Statement. The Board knows of no other matters that may properly be presented for action at the Meeting. If any other matters do properly come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

The presence in person or by proxy of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining the presence of a quorum.

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid for by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will, upon request, reimburse said persons for their reasonable expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine directors are currently standing for election or re-election to WJ Communications, Inc. Board of Directors. Each of the nine nominees is currently a director of the Company. The stockholders at the last annual meeting elected six of the current directors and three were appointed to the Board since the last annual meeting. Each director holds office after election until the next annual meeting of stockholders, or until their respective successors are elected and qualified. In the event of a vacancy or addition of members to the Board, the Company’s Bylaws provide that the Board has the authority to appoint a new member to fill the position. In June 2005, Michael R. Farese, Ph.D. resigned as President and Chief Executive Officer and as a director of the Company. Bruce W. Diamond, a member of the Board, was appointed to assume this position. Herald Y. Chen was appointed to the Board to fill the vacancy created by Dr. Farese’s departure. Effective December 31, 2005, Jan Loeber resigned his position on the Board and on February 27, 2006 Robert Whelton was appointed to the Board to fill the vacancy. Effective May 31, 2006 Dag Wittusen resigned from the Board and on such date Patrice Daniels was appointed to the Board to fill the vacancy. The nominees for the Board to serve a one-year term until the next annual meeting of stockholders are set forth below. Each person has been recommended for nomination by the Corporate Governance and Nominating Committee, has been nominated by the Board for election and has consented to being named in this Proxy Statement and to serve if elected.

Required Vote

Directors are elected by a plurality of the votes cast, such that the nine candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. Shares may not be voted cumulatively. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by the accompanying proxy will be voted for the election of the nine nominees recommended by the Board, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Votes withheld and broker non-votes are not counted toward a nominee’s total. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee, who is designated by the current Board to fill the vacancy. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE FOLLOWING TABLE.

Biographical information follows for each person who is nominated for election to director. The table sets forth certain information regarding these individuals (ages are as of June 1, 2006):

Nominee	Age	Position
W. Dexter Paine, III	45	Chairman of the Board and Nominee
Bruce W. Diamond	46	President, Chief Executive Officer and Director and Nominee
Herald Y. Chen	36	Director and Nominee
Patrice M. Daniels	45	Director and Nominee
Michael E. Holmstrom	63	Director and Nominee
Catherine P. Lego	49	Director and Nominee
Jack G. Levin	58	Director and Nominee
Liane J. Pelletier	48	Director and Nominee
Robert Whelton	66	Director and Nominee

W. Dexter Paine, III, the Chairman of the Board of Directors and a director since January 2000, is the co-founder of Fox Paine & Company, LLC and has been its President since its inception in 1997. Mr. Paine also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK), the leading diversified facilities-based telecommunications provider in Alaska and since September 2003 he has served as a director of United America Indemnity, Ltd. (NasdaqNM:INDM). From 1994 until founding Fox Paine, Mr. Paine served as a senior partner of Kohlberg & Company. Prior to joining Kohlberg & Company, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine has a B.A. in economics from Williams College.

Bruce W. Diamond was appointed as President and Chief Executive Officer of WJ Communications in June 2005 and has served as a director since July 2003. Mr. Diamond has the strategic and overall operating responsibility to position WJ Communications as a leading supplier of RF solutions for the wireless infrastructure and RFID reader markets. From November 2002 to June 2005, Mr. Diamond served as Chief Operating Officer and Executive Vice President for ZiLOG, Inc., a provider of integrated 8-bit microcontrollers (MCU) and universal remote control solutions. From January 2001 through October 2002, he served as President and Chief Operating Officer for Sipex, Inc., an analog semiconductor company, where he was responsible for day-to-day operations including development of the optical storage, power and interface products. From October 1997 to December 2000, Mr. Diamond served as Senior Vice President of Operations for ANADIGICS, Inc., an RF-based semiconductor company, where he was responsible for building an industry leading GaAs (Gallium Arsenide) wafer fabrication facility. He also held various senior positions within National Semiconductor Corporation. Mr. Diamond received his B.S. degree in electrical engineering from the University of Illinois at Champaign-Urbana.

Herald Y. Chen, a director since January 2006, Mr. Chen has served as a Managing Director of Fox Paine & Company, LLC since December 2002. Prior to joining Fox Paine, Mr. Chen was co-founder and CFO of Jamcracker, Inc., an on-demand, infrastructure software and services company where he served from July 1999 to December 2002. Prior to joining Jamcracker, Inc., he was an investment professional at Kohlberg Kravis Roberts & Company, and Goldman, Sachs & Co. Mr. Chen received his B.S. in both Mechanical Engineering and in Finance, from the University of Pennsylvania and his M.B.A. from Stanford’s Graduate School of Business.

Patrice M. Daniels, a director since May 2006, Ms. Daniels is joining GE Capital as Senior Vice President, Originations on June 19, 2006. From November 2005 until June 2006, she served as Chief Operating Officer of International Education Corporation, a private post-secondary education company. From its founding in 2001 until 2005, Ms. Daniels was a partner of Onyx Capital Ventures, L.P., a private equity investment firm. She previously served as Managing Director, Corporate and Leveraged Finance for CIBC World Markets and Bankers Trust Company, investment-banking firms. Ms. Daniels is a member of the board of directors of Cenveo, Inc. (NYSE:CVO) and serves as a member of the board of directors of CB Richard Ellis Group, Inc. (NYSE:CBG). Ms. Daniels also serves on the advisory council of the University of Chicago Graduate School of Business. She holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of Chicago Graduate School of Business.

Michael E. Holmstrom, a director since July 2004, has over 35 years financial experience in the telecommunications industry and has been providing financial consulting services since March 2002. Previously, Mr. Holmstrom was at Elektryon Inc. where he served as President until March 2002. On February 1, 2002, Elektryon filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in connection with the sale of its assets to a third party. Prior to joining Elektryon as Chief Financial Officer in 2000, Mr. Holmstrom served as Senior Vice President and Chief Financial Officer at Alaska Communications Systems Group beginning in 1999. From 1998 to 1999 Mr. Holmstrom was Chief Financial Officer for Atlantic Tele-Network in the U.S. Virgin Islands. From 1996 to 1998 he was the Chief Operating Officer for Spectrum Network Systems, Ltd. in Sydney, Australia. Prior to 1996, Mr. Holmstrom held numerous senior management and consulting positions including Vice President of Unregulated Operations, Chief Financial Officer and then President of CP National Corporation, Executive-in-Residence professor of business strategy at Texas A&M University, Vice President of

Financial and Business Planning at Pacific Telecom, and Vice President of Finance at Alascom, Inc. Mr. Holmstrom has a B.S. in Business Administration from Gannon University.

Catherine P. Lego, a director since October 2004, Ms. Lego is currently Managing Partner of The Photonics Fund which is focused on investing in early stage component, module and systems companies in the fiber optic telecommunications market since December 1999. Ms. Lego also serves on the Board of Directors of SanDisk Corporation (NasdaqNM:SNDK), LAM Research Corporation (NasdaqNM:LRCX) and private company Tau-Metrics. Prior to forming The Photonics Fund, Ms. Lego provided consulting services to early stage electronic companies at Lego Ventures and was a General Partner at Oak Investment Partners. Prior to Oak Investment Partners, Ms. Lego was a certified public accountant with Coopers and Lybrand. She received her M.S. from New York University School of Business and her B.A. from Williams College.

Jack G. Levin, a director since July 2004, Mr. Levin was a founder and has served as a managing member of Kalkhoven, Pettit and Levin Ventures, LLC, a venture capital firm focused on the fiber optic and telecommunications industry since 2001. Mr. Levin also served as the Chief Operations Officer with Fox Paine and Company from February 2004 through March 2005. Previously, Mr. Levin was a partner of, and Director of Legal and Regulatory Affairs for Montgomery Securities. During his 17 years at Montgomery Securities (and it’s successor firm, Banc of America Securities, LLC), Mr. Levin was an active member of the investment banking commitment committee, the investment committees of the firm’s venture capital partnerships and the managing partner of MontWest Capital Partners, a joint venture of Montgomery Securities and Westinghouse Financial Corporation, established to do leveraged buyouts. Mr. Levin attended Amherst College (A.B., Political Science, Cum Laude, Woodruff Fellowship Award, 1969) and the Columbia University School of Law, (J.D., Harlan Fiske Stone Scholar, 1973). Mr. Levin is a retired member of the Bar of the State of New York.

Liane J. Pelletier, a director since October 2003, Ms. Pelletier serves as Chairwoman, Chief Executive Officer and President of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK). Prior to joining Alaska Communications Systems Group Inc. in October 2003, Ms. Pelletier was with Sprint Corporation for 17 years, where she served in numerous capacities including Chief Integration Officer and Senior Vice President, Corporate Strategy & Business Development. Ms. Pelletier also served as a Vice President in a wide variety of departments, including corporate strategy, customer acquisition and retention, and marketing positions to both business and consumer customers. Before joining Sprint, Ms. Pelletier worked as a consultant at Touche Ross and Temple, Barker, Sloane. Ms. Pelletier has an MBA from M.I.T. and B.A. from Wellesley College.

Robert Whelton, a director since February 2006, Mr. Whelton is currently the Executive Vice President of Operations for Micrel, Inc. (NasdaqNM:MCRL), a leading manufacturer of IC solutions for the worldwide analog, ethernet and high bandwidth markets. Prior to joining Micrel in January 1998, Mr. Whelton was the Executive Vice President of Operations for Micro Linear Corp., a fabless semiconductor company specializing in wireless integrated circuits. Prior to joining Micro Linear Corp., he was employed by National Semiconductor Corp., where he served as Vice President of the Analog division. Mr. Whelton received his B.S.E.E. from the University of California, Berkeley and his M.S.E.E. from the University of Santa Clara.

Independence of Directors

As required under NASDAQ Marketplace Rules a majority of our Board is comprised of independent directors. As of the date of this Proxy Statement, the Board has determined that directors Daniels, Holmstrom, Lego, Pelletier and Whelton are each independent under NASDAQ Marketplace Rules. In accordance with NASDAQ Marketplace Rule 4350(c)(2), the independent directors meet in regularly scheduled executive sessions throughout the year at which only independent directors are present.

Meetings and Committees of the Board of Directors

As of the date of this Proxy Statement our Board has nine directors and the following four standing committees: 1) the Audit Committee established in May 2000, (2) the Compensation Committee established in May 2000, (3) the Executive Committee established in May 2000, and (4) the Corporate Governance and Nominating Committee established in January 2005. During 2005, the Board held twelve meetings and from time to time took action by unanimous written consent. Each director, except for Ms. Pelletier, attended at least 75% of all Board and applicable committee meetings held during the fiscal year or the portion thereof following such person’s appointment to the Board or applicable committee. While the Company has no specific policy requiring attendance at the annual meeting of stockholders by Board members, such attendance is encouraged. At last year’s annual meeting, four of the nine directors attended. The table below sets forth the members of our Board and their respective committee assignments as of the date of this Proxy Statement.

Name of Director	Board	Audit Committee	Compensation Committee	Executive Committee	Corporate Governance and Nominating Committee
Non-Employee Directors:
W. Dexter Paine, III
Herald Y. Chen
Patrice M. Daniels
Michael E. Holmstrom
Catherine P. Lego
Jack G. Levin
Liane J. Pelletier
Robert Whelton
Employee Director:
Bruce W. Diamond
Total Number of Meetings in 2005	12	10	2	2	2

= Chairperson	= Member

Audit Committee

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent registered public accounting firm, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing our independent registered public accounting firm’s audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls, reviewing our critical accounting policies and the application of accounting principles, monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by law, establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held ten meetings during fiscal 2005. The “Report of the Audit Committee” is contained in this Proxy Statement.

The current members of the Audit Committee are Patrice M. Daniels, Michael E. Holmstrom and Catherine P. Lego. Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission (the “SEC”) for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets the NASDAQ’s financial literacy requirements, and the Board has further determined that Ms. Daniels, Mr. Holmstrom and Ms. Lego are each (i) an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and (ii) meet NASDAQ’s professional experience requirements. The Audit Committee acts pursuant to a written charter, which it believes complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ and it reviews and reassesses the adequacy of the charter on an annual basis in accordance with NASDAQ rules. A copy of the Audit Committee charter was attached to our proxy statement for the 2004 annual meeting of Stockholders as Appendix A and can be found on our website at www.wj.com.

Compensation Committee

The Compensation Committee sets and administers the policies governing the annual compensation of our executive officers, including cash and non-cash compensation and equity compensation programs. The “Report of the Compensation Committee” is contained in this Proxy Statement. The Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs. Mr. Paine, Ms. Pelletier and Mr. Diamond served as members of the Compensation Committee of our Board during the fiscal year ended December 31, 2005 and in June 2005 Mr. Diamond resigned from the Compensation Committee to serve as our President and Chief Executive Officer. Neither Mr. Paine nor Ms. Pelletier was an officer or employee of the Company or of any of its subsidiaries during the fiscal year ended December 31, 2005, or ever has been an officer of the Company or any of its subsidiaries. Mr. Paine is affiliated with Fox Paine. See “Certain Relationships and Related Transactions” for information regarding Fox Paine.

Executive Committee

The Executive Committee has the authority to exercise the powers of the Board other than those reserved to the Audit Committee and the Compensation Committee, or to the full Board of Directors between meetings of the full Board.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates, make recommendations with respect to the composition of our Board and the Committees, make recommendations concerning Board and Committee compensation, review and make recommendations regarding the functioning of our Board as an entity, recommend corporate governance principles applicable to the Company and assist our Board in its reviews of the performance of our Board and each Committee. The Corporate Governance and Nominating Committee also assists our Board in reviewing and assessing management development and succession planning for executive officers. The members of our Corporate Governance and Nominating Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The Corporate Governance and Nominating Committee operates pursuant to a written charter, a copy of which can be found on our website at www.wj.com.

Consideration of Director Nominees

Stockholder-Recommended Nominees

The Corporate Governance and Nominating Committee considers candidates based on various criteria, including business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other factors deemed relevant under the circumstances.

The Corporate Governance and Nominating Committee makes recommendations to the Board regarding director nominees and will consider recommendations for nominees from stockholders. The procedures for stockholder submissions of recommendations for nomination of directors set are forth in the Charter of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee administer the procedures for stockholder submission of recommendations for director nominations. Any stockholder nominations recommended for consideration by the Corporate Governance and Nominating Committee should be addressed to:

Chair of the Corporate Governance and Nominating Committee
WJ Communications, Inc.
401 River Oaks Parkway
San Jose, CA 95134

The Company has not received any director candidate recommendations from its stockholders for this Annual Meeting. Any recommendations received from stockholders will be evaluated and considered by the Corporate Governance and Nominating Committee in the same manner that potential nominees suggested by the Board members are evaluated and considered.

Stockholder Communications with the Board

The Company maintains contact information on its website at www.wj.com under the heading “Investors.” By following the link, a stockholder will be given access to the Company’s toll-free telephone number and mailing address as well as a link to the Corporate email address for providing email correspondence. Communications sent to that Corporate email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication. In addition, stockholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at 401 River Oaks Parkway, San Jose, CA 95134.

Corporate Governance Policies

The Company has adopted a written code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer, responsive to Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC. The Company’s Senior Financial Officer Code of Business Conduct and Ethics Policy is available on the Company’s website at www.wj.com.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. The Complaint Procedure for Accounting and Auditing Matters is available on the Company’s website at www.wj.com.

DIRECTOR COMPENSATION

General

Directors who are also employed by us do not receive any additional compensation for their services as a director. Non-employee directors are eligible to participate in the WJ Communications, Inc. amended and restated 2000 Non-Employee Director Stock Compensation Plan (the “Non-Employee Director Plan”) approved by the stockholders at the Company’s 2003 annual meeting:

•       Each non-employee director who joins the Board will receive an option to acquire 25,000 shares of common stock with an exercise price equal to the fair market value of the common stock upon the commencement of his or her directorship. Any director, officer, employee, partner or other affiliate of Fox Paine and/or its controlled affiliates who becomes a member of the Board shall not be eligible for the initial option award;

•       Each non-employee director who is re-elected to the Board will receive an option to acquire 10,000 shares of common stock with an exercise price equal to the fair market value of the common stock upon the re-election of his or her directorship;

•       Each non-employee director will receive an annual cash award of $15,000 for every full year in which he or she serves;

•       Each non-employee director that serves as chair of the Audit Committee will receive an annual cash award of $10,000 for every full year in which he or she serves;

•       Each other non-employee director that serves as a member of the Audit Committee will receive an annual cash award of $5,000 for every full year in which he or she serves;

•       Annual cash awards shall be payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held. In the event that a non-employee director’s directorship is terminated before completion of a full service year, the annual cash award will be prorated according to the time served during such service year;

•       Each non-employee director will receive $1,000 in cash for each Board or Committee meeting attended except if there are multiple meetings on the same day in which case the maximum payment will be $1,000;

•       Each non-employee director shall be reimbursed for reasonable, out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof.

Option Vesting

Options to purchase shares of Common Stock issued pursuant to the Non-Employee Director Plan will vest and become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of the grant of the option, unless a change in control (as defined in the Non-Employee Director Plan) occurs, whereby all options vest and become immediately exercisable in exchange for the per share consideration to be received in the change in control by holders of Common Stock, or the cash equivalent of the same, at the discretion of the Board or any committee thereof to which the Board delegates administration of the Non-Employee Director Plan (the “Plan Administrator”).

Deferral

Each non-employee director may elect to defer receipt of all or a portion of the cash otherwise payable. In the event such an election is made, the electing non-employee director will receive his or her cash in one or a series of distributions to commence as soon as practicable following the date of termination of his or her directorship. In the event a change in control occurs, all deferred cash is distributed to the electing non-employee director.

PROPOSAL 2

APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE UNDER THE 2000 NON-EMPLOYEE DIRECTOR STOCK
COMPENSATION PLAN

Our Board proposes that that stockholders approve the amendment to the Amended and Restated Non-Employee Director Stock Compensation Plan, as described below.

On August 22, 2000, we adopted the 2000 Non-Employee Director Stock Compensation Plan. The purpose of the 2000 Non-Employee Director Plan is to promote a greater identity of interests between our non-employee directors and our stockholders and to attract and retain individuals to serve as our directors. On May 29, 2003, the Board approved the adoption of an amendment and restatement to the Company’s Non-Employee Director Plan (the “Non-Employee Director Plan”) to increase the number shares of Common Stock authorized for issuance from 570,000 to 800,000 which was approved by the Company’s stockholders on July 15, 2003 at the Company’s Annual Meeting of Stockholders.

Currently, the number of shares of common stock authorized for issuance under the Non-Employee Director Plan is 800,000 shares. However, as of June 1, 2006, only 181,344 shares remain available for issuance under the Non-Employee Director Plan.

Our Board has unanimously adopted, subject to stockholder approval at the Meeting, an amendment to the Non-Employee Director Plan providing for an increase in the number of shares of common stock authorized for issuance pursuant to the Non-Employee Director Plan from 800,000 to 1,000,000 shares of stock.

The Board believes that the increase is considered necessary and in our best interest to continue to promote a greater identity of interests between our non-employee directors and our stockholders and to attract and retain individuals to serve as our directors.

The Non-Employee Director Plan was previously filed as Exhibit B to our proxy statement for our 2003 Annual Meeting of Stockholders, which was filed with the SEC on June 24, 2003 and a copy is available at www.sec.gov or may be obtained from the Company without charge. A general summary of the Non-Employee Director Plan is set forth below and is qualified in its entirety by reference to the full text of such plan.

Summary of the Non-Employee Director Plan

Pursuant to the Non-Employee Director Plan, we may pay cash or grant options to purchase shares of common stock to participants, which include our non-employee directors. Any non-employee director who becomes our employee shall not thereafter be entitled to awards of cash or options to purchase shares of common stock under the Non-Employee Director Plan. The Non-Employee Director Plan is administered by the Board or a committee designated by the Board for this purpose (the “Committee”). The Board or the Committee has full authority to construe and interpret the Non-Employee Director Plan, to establish, amend and rescind rules and regulations relating to the Non-Employee Director Plan, and to take such actions and make all such determinations in connection with the Non-Employee Director Plan as it may deem necessary or desirable.

All options granted under the Non-Employee Director Plan will vest ratably on an annual basis over four years from the date of grant. The Board or Committee may adjust the awards under the Non-Employee Director Plan if there is (i) a change in corporate capitalization, such as a stock split; (ii) a corporate transaction, such as a merger or consolidation; (iii) a spin-off or other distribution of our stock or property; or (iii) a reorganization or partial or complete liquidation.

Immediately prior to, but contingent upon the closing of, a change in control, as further defined in Section 13(b) of our Non-Employee Director Plan:

•       All outstanding, unexercised options granted under the Non-Employee Director Plan shall be fully vested and at the Committee’s discretion, exercisable for either:

(1)          the consideration to be received by our stockholders in the change in control transaction with respect to each share of common stock, net of the exercise price of such options, multiplied by the number of such options; or

(2)          the cash equivalent to the consideration to be received by our stockholders in the change in control transaction with respect to each share of common stock, net of the exercise price of such options, multiplied by the number of such options.

•       The balance of cash remaining in the Non-Employee Director’s cash account as a result of his or her election to defer the receipt of any cash awards under the Non-Employee Director Plan will be transferred as soon as practicable to the Non-Employee Director.

The Board may at any time amend, alter or discontinue the Non-Employee Director Plan, except that no amendment, alteration or discontinuation may impair the rights of non-employee directors relating to outstanding awards without such non-employee director’s consent. No amendment will be made without the approval of our stockholders to the extent such approval is required by law or stock exchange or automated quotation system rule. The Board or Committee may amend the terms of any award granted, prospectively or retroactively, but no such amendment will be made without the consent of the holder of such award. The Board may amend the Non-Employee Director Plan and the terms of any award granted thereunder to take into account changes in law and tax and accounting rules as well as other developments, and to grant awards which qualify for beneficial treatment under such rules, without stockholder approval.

Grants and awards under the Non-Employee Director Plan are nontransferable other than by will or the laws of descent and distribution, or, at the discretion of the Board or the Committee, by a written beneficiary designation.

Unless earlier terminated by the Board, the Non-Employee Director Plan shall automatically terminate on the tenth anniversary of its effective date.

Plan Benefits

The following table sets forth the amount of benefits that are currently expected to be received by or allocated to the group indicated:

Plan Benefits

2000 Non-Employee Director Stock Compensation Plan

Name and Position	Annual Option Awards(1)
Non-Executive Director Group (8 persons)	80,000

(1)          Represents the number of shares expected to be granted to the non-executive directors in accordance with the Plan on an annual basis based upon the current number of non-executive directors. Excluded from the amount is an award of a one-time option grants to acquire 25,000 shares of common stock to each new non-executive board members as the amount of such awards are not determinable. The amount of expected annual cash awards to be granted under the Plan to non-executive directors for service on the Board and committees are described under “Director Compensation.”

Required Vote

The affirmative vote of a majority of the shares of our common stock present and in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the amendment to the Non-Employee Director Plan to increase the number of shares authorized for issuance thereunder. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the Meeting. If the amendment to the Non-Employee Director Plan is not approved, the Non-Employee Director Plan in its current form will continue in full force without any increase in the number of shares of common stock available for issuance under the Non-Employee Director Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE TO 1,000,000 SHARES.

PROPOSAL 3

APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE UNDER THE 2001 EMPLOYEE STOCK PURCHASE PLAN

Our Board proposes that stockholders approve the amendment to our 2001 Employee Stock Purchase Plan, as described below.

On May 23, 2001, we adopted the 2001 Employee Stock Purchase Plan (the “ESPP” or the “2001 Purchase Plan” ). The purpose of the ESPP is to promote the interests of the Company and its stockholders by providing eligible employees with the opportunity to acquire an interest in the Company.

Currently, the number of shares of common stock authorized for issuance under the ESPP is 1,500,000 shares. However, as of June 1, 2006, only 323,812 shares remain available for issuance under the ESPP.

Our Board has unanimously adopted, subject to stockholder approval at the Meeting, an amendment to the ESPP providing for an increase in the number of shares of common stock authorized for issuance pursuant to the ESPP from 1,500,000 to 2,250,000 of shares stock.

The increase is considered necessary and in our best interest to continue to provide a means by which employees of the Company may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company.

During 2005, 409,870 shares of our common stock were purchased at the weighted average prices per share of $1.42 under the ESPP. None of the executive officers purchased stock under the ESPP in 2005 and because future grants are subject to the Board’s discretion the future benefits that may be received by our executive officers under the ESPP cannot be determined at this time.

The ESPP was filed as Exhibit B to our proxy statement for our 2001 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2001 and a copy is available at www.sec.gov or from the Company without charge. A general summary of the ESPP is set forth below and is qualified in its entirety by reference to the full text of the ESPP.

Summary of the Employee Stock Purchase Plan

Purpose   The purpose of the 2001 Purchase Plan is to promote the interests of the Company and its stockholders by providing eligible employees with the opportunity to acquire an interest in the Company. The 2001 Purchase Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration   The 2001 Purchase Plan is administered by the Board of Directors. The 2001 Purchase Plan gives the Board full authority to interpret and construe the terms and provisions of the 2001 Purchase Plan and the rights granted thereunder, as well as the terms of any form of agreement or other document employed by the Company in the administration of the 2001 Purchase Plan. The Board also has the power, subject to the provisions of the 2001 Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted and whether any parent or subsidiary of the Company will be eligible to participate in the 2001 Purchase Plan. The Board of Directors is authorized to delegate administration of the 2001 Purchase Plan to a committee comprised of two or more persons who are “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Pursuant to such authority, the Board has delegated administration of the 2001 Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the 2001 Purchase Plan, the “Board” refers to the Compensation Committee as well as to the Board of Directors itself.

Offerings   The 2001 Purchase Plan will be implemented through a series of successive offering periods. An offering is the time period in which shares may be purchased under the 2001 Purchase Plan (the “Offering” or “Offering Period”). Each Offering Period will be for approximately six months duration or such other duration as the Board will determine, provided, however, that no Offering Period may exceed 27 months in duration. Offering Periods are expected to commence on the first payroll day on or after May 1st and November 1st of each year and end on the last payroll day on or before the next October 31st and April 30th, respectively.

Eligibility   Any employee of the Company or of any parent or subsidiary corporation of the Company, designated by the Board for inclusion in the 2001 Purchase Plan, is eligible to participate in an Offering under the 2001 Purchase Plan so long as the employee has been employed by the Company or any designated parent or subsidiary corporation of the Company for at least three months as of the first day of the Offering Period. However, no employee who would own or hold, as a result of participation in the 2001 Purchase Plan, 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company may participate in the 2001 Purchase Plan. An outstanding option to purchase Company stock is treated as shares owned for purposes of determining the 5% limitation. In addition, no employee will be granted a Purchase Right for more than $25,000 worth of shares under the 2001 Purchase Plan (determined based on the fair market value of the shares at the time such rights are granted) in any calendar year. An employee who becomes eligible to participate in the 2001 Purchase Plan during an Offering Period must wait until the next Offering Period to participate in the 2001 Purchase Plan.

Participation in the 2001 Purchase Plan   Employees who meet the eligibility requirements may participate in the 2001 Purchase Plan if they elect to participate in the 2001 Purchase Plan on or prior to the first day of any Offering Period. A participant may elect to have up to $10,625 deducted from his or her paycheck during any one Offering Period; however, in no event will a participant be able to purchase more than 25,000 shares in a single Offering Period. The amount of compensation a participant elects to contribute to the 2001 Purchase Plan will be deducted from his or her paycheck during the Offering Period. The amounts deducted from a participant’s paycheck will be credited to a 2001 Purchase Plan account in the participant’s name until the completion of the Offering Period. Payroll deductions may be any multiple of 1%, up to a maximum of 15%, of a participant’s total compensation for any pay period during the Offering Period. Once an employee becomes a participant in the 2001 Purchase Plan, that employee will automatically participate in each successive Offering Period beginning immediately after the last day of the Offering Period in which he or she had been participating until such time as that employee withdraws from the 2001 Purchase Plan, becomes ineligible to participate in the 2001 Purchase Plan, or (except as described below in “Termination of Employment”) terminates employment. If an employee withdraws from the 2001 Purchase Plan, the employee must wait until the next Offering Period to again become a participant in the 2001 Purchase Plan.

Purchase Price   The price at which shares are sold in an Offering under the 2001 Purchase Plan (the “Purchase Price”) will be established by the Board; provided, however, that the Purchase Price cannot be less than the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the Offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of each Offering Period (hereinafter, the “Purchase Date”). Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price will be equal to the lesser of (i) 85% of the fair market value of a share of Common Stock on the date of the commencement of the Offering or (ii) 85% of the fair market value of a share of Common Stock on that Purchase Date.

Payroll Deductions   The Purchase Price of the shares is accumulated by payroll deductions over the Offering Period. A participant may increase or decrease his or her payroll deduction election only once during an Offering Period. All payroll deductions are credited to a participant’s account under the

2001 Purchase Plan and deposited with the general funds of the Company. No interest or investment earnings will be credited on these payroll deductions.

Withdrawal   A participant may withdraw from a given Offering by delivering a notice of withdrawal from the 2001 Purchase Plan to the Company at any time prior to the end of an Offering. All payroll deductions will terminate upon delivery of the notice of withdrawal to the Company. However, at any time the Company may impose a requirement that a notice of withdrawal from the 2001 Purchase Plan must be on file with the Company within a reasonable period of time prior to the effective date of such withdrawal.

Upon a withdrawal from an Offering by an employee, the Company will automatically distribute to the employee his or her accumulated payroll deductions without interest, unless the employee elects to have those amounts applied to purchase shares on the next Purchase Date. In either event, such employee’s interest in the Offering will be automatically terminated, and the employee will not be entitled to later elect to participate in such Offering. An employee’s withdrawal from an Offering will not have any effect upon such employee’s eligibility to participate in subsequent Offerings under the 2001 Purchase Plan.

Purchase of Stock   By executing an agreement on or prior to an Offering Period to participate in the 2001 Purchase Plan, an eligible employee is entitled to purchase up to 25,000 shares of Common Stock in a single Offering Period under the 2001 Purchase Plan, hereafter referred to as a “Purchase Right”. Each Purchase Right will be automatically exercised on the Purchase Date, and shares of Common Stock will accordingly be purchased on behalf of each participant on each such Purchase Date, at the Purchase Price. It is expected that each Purchase Right will consist of an option to purchase that number of shares of Common Stock determined by dividing the amount of compensation deferred by a participant during an Offering Period by 85% of either (a) the fair market value of a share of Common Stock on the first day of the Offering or (b) the Purchase Date, whichever is lowest. If the aggregate number of shares to be purchased upon exercise of Purchase Rights granted in the Offering would exceed the maximum aggregate number of shares available for issuance under the 2001 Purchase Plan, the Board will make a pro rata allocation of shares available on a uniform and nondiscriminatory basis.

If the Plan Administrator so requests, the Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Termination of Employment   Upon cessation of an employee’s employment for any reason, including retirement, death or disability, or upon the failure of a participant to remain an eligible employee, Purchase Rights granted pursuant under any Offering Period pursuant to the 2001 Purchase Plan will terminate immediately and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer   Rights granted under the 2001 Purchase Plan are not transferable except by will or the laws of descent and distribution, and may be exercised only by the person to whom such rights are granted during his or her lifetime.

Adjustment on Change in Capitalization   If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property (including without limitation, cash), through reorganization, merger, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off or other similar transaction, an appropriate and proportionate adjustment will be made in the number and class of shares subject to the 2001 Purchase Plan and to any Purchase Rights.

Duration, Amendment and Termination   The Board may alter, amend, suspend or discontinue the 2001 Purchase Plan at any time to become effective immediately following the close of an Offering Period. However, the Board may not, without the approval of the Company’s stockholders, (i) increase the number of shares of Common Stock issuable under the 2001 Purchase Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the 2001 Purchase Plan or (iii) modify eligibility requirements for participation in the 2001 Purchase Plan.

Federal Income Tax Information   The 2001 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until the shares purchased under the 2001 Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

If the shares sold or disposed of have been held more than one year from the date of transfer of the stock to the participant and more than two years from the first day of the Offering Period, then the participant will recognize ordinary income equal to the lesser of (i) 15% of the value of the shares as of the first day of the Offering Period, or (ii) the excess of the value of the shares at the time of such sale or disposition over the price to the employee. Any additional gain will be treated as long-term capital gain.

If the shares sold or disposed of have not been held for the respective one or two year required holding periods, then the participant will recognize ordinary income generally measured as the excess of the value of the shares on the date the shares are purchased over the price to the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the 2001 Purchase Plan. In addition, this summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. Reference should be made to the applicable provisions of the Code for more complete details.

Required Vote

The affirmative vote of a majority of the shares of our common stock present and in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the amendment to the ESPP to increase the number of shares authorized for issuance thereunder. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the Meeting. If the amendment to the ESPP is not approved, the ESPP in its current form will continue in full force without any increase in the number of shares of common stock available for issuance under the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2001 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE TO 2,250,000 SHARES.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Audit Committee appointed Deloitte & Touche LLP to serve as independent registered public accounting firm and to conduct an audit of the Company’s accounts for the year 2006.

Representatives of Deloitte & Touche are expected to be present at the Meeting and to have an opportunity to make a statement, if they so desire, as well as respond to appropriate questions from stockholders. Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required and we are submitting the appointment to our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment of Deloitte & Touche LLP, the audit committee may reconsider whether or not to retain Deloitte & Touche LLP or another accounting firm as our independent registered public accounting firm.

Required Vote

The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the ratification of Deloitte & Touche LLP. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” RATIFICATION OF DELOITTE AND TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PRINCIPAL ACCOUNTANTS FEES AND SERVICES

Fees billed by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) are as follows:

	Year Ended
	December 31, 2005	December 31, 2004
Audit fees	$900,897	$781,258
Audit-related fees	161,195	53,116
Tax fees	138,016	261,526
Total	$1,200,108	$1,095,900

Audit fees billed or expected to be billed by the Deloitte Entities include professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and the filing of Registration Statements with the SEC and fees required by the Sarbanes-Oxley Act of 2002. Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and included due diligence related to mergers and acquisitions, and consulting on financial accounting/reporting standards and controls. Tax fees are professional services rendered for tax compliance, tax consulting and tax planning including services related to the audit of our 1996 through 2000 tax returns by the Internal Revenue Service and associated amended state returns.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and has concluded that the non-audit services provided by the Deloitte Entities are compatible with maintaining the Deloitte Entities’ independence.

Pre-Approval Policies and Procedures

The Audit Committee approves in advance all audit and permissible non-audit services to be performed by our independent registered public accounting firm. The Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by the Deloitte Entities for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration. The Audit Committee pre-approved all of the services performed in 2005 and 2004 by the Deloitte Entities relating to the “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” described above as required by the Sarbanes-Oxley Act of 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 1, 2006, information as to the beneficial ownership of Common Stock by (i) each of the Company’s directors and nominee for directorship, (ii) each executive officer of the Company for whom information is given in the Summary Compensation Table under “Compensation of Executive Officers” below, (iii) all directors and executive officers as a group, and (iv) each person or entity believed by the Company to beneficially own more than five percent (5%) of the Common Stock outstanding. Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock(2)
Fox Paine Capital, LLC(3)	25,492,044	38.6%
Fox Paine Capital Fund, L.P.(3)	24,155,413	36.6%
FPC Investors, L.P.(3)	358,422	*
Kopp Investment Advisors, LLC(4)	10,123,791	15.3%
W. Dexter Paine, III(5)	25,554,673	38.7%
Herald Y. Chen(6)	25,492,044	38.6%
Patrice M. Daniels	—	*
Liane J. Pelletier(7)	20,000	*
Michael E. Holmstrom(8)	25,000	*
Jack G. Levin(9)	2,500	*
Catherine P. Lego(10)	38,750	*
Robert Whelton	—	*
Bruce W. Diamond(11)	1,011,985	1.5%
Rainer N. Growitz(12)	287,118	*
R. Gregory Miller(13)	20,000
David R. Pulvino(14)	212,112	*
Michael R. Farese, Ph.D.(15)	1,664,061	2.5%
*All directors and executive officers as a group (15 persons)(16)	27,182,138	40.9%

*                    The percentage of shares beneficially owned does not exceed 1%.

(1)          Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134.

(2)          Unless otherwise noted, each person has voting and investment power, with respect to all such shares. Based on 66,060,711 shares of Common Stock outstanding. Pursuant to the rules of the SEC, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)          Fox Paine & Company, LLC is the manager of (i) Fox Paine Capital Fund, LP (“LP1”), a direct owner of 24,155,413 shares of Common Stock of WJ Communications, Inc. (the “Issuer”), and (ii) FPC Investors, LP (“LP2”) (collectively, LP1 and LP2 are “LPs”), a direct owner of 358,422 shares of Common Stock of the Issuer. Fox Paine Capital, LLC is the General Partner of each of the LPs and the manager of each of WJ Coinvestment Fund I, LLC, WJ Coinvestment Fund III, LLC and WJ Coinvestment Fund IV, LLC (collectively, the “Funds”), which directly own 601,478 shares, 251,155 shares and 125,576 shares, respectively, of Common Stock (the “Shares”) of the Issuer. As a result, each of the Reporting Persons may be deemed to be the indirect beneficial owners of 25,492,044 shares of Common Stock of the Issuer owned by the LPs and the Funds.

(4)          As reported by Kopp Investment Advisors, LLC and related entities on Schedule 13G filed with the SEC on January 30, 2006. In its Schedule 13G, Kopp Investment Advisors, LLC states that as of December 31, 2005, it has sole voting power as to 7,356,841 shares, shared voting power as to no shares, sole dispositive power with respect to 2,500,000 shares and shared dispositive power with respect to 5,404,891 shares. In addition, Mr. LeRoy C. Kopp, who controls Kopp Holding Company, LLC which owns 100% of Kopp Investment Advisors, LLC, has sole voting power as to 2,218,900 shares, shared voting power as to no shares, sole dispositive power with respect to 2,218,900 shares and shared dispositive power with respect to no shares. The address of Kopp Investment Advisors, LLC and related entities is 7701 France Avenue South, Suite 500, Edina, MN 55435

(5)          Includes 25,492,044 shares beneficially owned as described in footnote 3, and 47,629 shares awarded to Mr. Paine under the amended and restated 2000 Non Employee Director Stock-Compensation Plan receipt of which has been deferred, and 15,000 shares issuable to Mr. Paine subject to currently exercisable options.

(6)          Includes 25,492,044 shares beneficially owned as described in footnote 3.

(7)          Represents 20,000 shares issuable to Ms. Pelletier subject to currently exercisable options.

(8)          Represents 10,000 shares held of record by Mr. Holmstrom and 15,000 shares issuable to subject to currently exercisable options.

(9)          Represents 2,500 shares issuable to Mr. Levin subject to currently exercisable options.

(10)   Represents 30,000 shares held of record by Ms. Lego and 8,750 shares issuable subject to currently exercisable options.

(11)   Represents 39,398 shares held of record by Mr. Diamond, 23,750 shares issuable subject to currently exercisable options and 948,837 shares of restricted stock. Pursuant to his employment agreement, Mr. Diamond was granted 500,000 shares of time-vesting restricted stock on July 29, 2005 and 500,000 shares of performance-vesting restricted stock on January 16, 2006. The number of shares in the table includes the net number of shares of restricted stock beneficially owned as of such date after the disposition of an aggregate of 51,163 shares of vested time-vesting shares of restricted stock solely for withholding tax purposes

(12)   Represents 48,054 shares held of record by Mr. Growitz and 239,064 shares issuable subject to currently exercisable options.

(13)   Represents 10,000 shares held of record by Mr. Miller and 10,000 shares of time vesting restricted stock granted pursuant to Mr. Miller’s employment contract.

(14)   Represents 84,382 shares held of record by Mr. Pulvino and 127,730 shares issuable subject to currently exercisable options.

(15)   Represents 214,061 shares held of record by Dr. Farese and 1,450,000 shares issuable subject to currently exercisable options. Dr. Farese was our CEO until June 27, 2005 and the number of shares is as of such date.

(16)   Includes shares deemed to be beneficially owned by Mr. Paine and Mr. Chen as a result of their relationships with and to Fox Paine Capital. Excluding such shares, all directors and executive officers as a group beneficially own 1,238,300 shares held of record and 451,794 shares issuable under currently exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the SEC. Officers, directors and stockholders holding more than ten percent (10%) of the outstanding capital stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2005 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2005 fiscal year, the Company believes that all executive directors, officers and stockholders holding more than 10% of the outstanding capital stock of the Company and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year.

Equity Compensation Plan Information

Equity Compensation Table.   The following table sets forth information as of December 31, 2005, with respect WJ Communication’s equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (ExcludingShares Reflected in the First Column)
Equity Compensation Plans Approved by Stockholders(1)	8,355,559	(2)	$1.765	4,785,886	(3)
Equity Compensation Plans Not Approved by Stockholders(4)	1,011,200		$2.779	948,456

(1)          The equity compensation plans approved by stockholders are the 2000 Stock Incentive Plan and the amended and restated 2000 Non-Employee Director Stock Compensation Plan.

(2)          Of these shares 270,000 options were outstanding under the amended and restated 2000 Non-Employee Director Stock Compensation Plan and 8,085,559 were outstanding under the 2000 Employee Stock Incentive Plan.

(3)          Of these shares 4,619,542 shares are available for issuance under the 2000 Stock Incentive Plan and 166,344 shares are available for issuance under the amended and restated 2000 Non-Employee Director Plan.

(4)          The equity compensation plan not approved by stockholders is the 2001 Employee Stock Incentive Plan. Key provisions of the plan are:

•       The plan was adopted by the Board of Directors on May 23, 2001 and was effective on that date. The plan will terminate on May 23, 2011, however, awards outstanding at that time will not be affected or impaired by the plan’s termination;

•       Participation is limited to our employees or affiliates who are not directors or officers of the Company or any of its affiliates at the time a particular award is made;

•       Stock options granted may include incentive stock options, restricted stock, nonqualified stock options and stock appreciation rights or any combination thereof;

•       The plan shall be administered by the Board or any committee that has been designated by the Board;

•       The term of each stock option may in no event be more than 10 years; and

•       Upon a change of control transaction as described in the plan, the committee may, in its sole discretion, do one or more of the following;

–      shorten the period during which stock options are exercisable, provided they remain exercisable for at least 30 days after the date notice of the shortening is given to the participants;

–      accelerate any vesting schedule to which a stock option or restricted stock award is subject;

–      arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock awards and the stock options or grant replacement options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the stock options or their replacements represent the right to purchase the shares of stock, securities or other property, including cash, as may be issuable or payable as a result of the change of control transaction with respect to or in exchange for the number of shares of common stock purchasable and receivable upon exercise of the stock options had such exercise occurred in full prior to the change of control transaction; or

–      cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the compensation committee because of the change of control transaction, of an amount that is the equivalent of the excess of the fair market value of the common stock at the effective time of the change of control transaction over, in the case of stock options, the exercise price of the stock option.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (ages are as of June 1, 2006):

Name	Age	Position
Bruce W. Diamond	46	President, Chief Executive Officer and Director
Rainer N. Growitz	50	Vice President—Finance and Secretary
Mark S. Knoch	42	Vice President—Operations
R. Gregory Miller	55	Vice President and Chief Financial Officer
Haresh P. Patel	44	Senior Vice President—Sales and Marketing
David R. Pulvino	46	Chief Accounting Officer—Principal Accounting Officer
Morteza Saidi	53	Vice President—Engineering

Bruce W. Diamond was appointed as President and Chief Executive Officer of WJ Communications in June 2005. Mr. Diamond’s previous work experience is described above.

Rainer N. Growitz has served as our Vice President Finance and Secretary following our recapitalization merger in January 2000 and is responsible for corporate financial planning, forecasting and management for WJ Communications. From 1997 until January 2000, Mr. Growitz served as Director of Finance. He joined WJ Communications in 1978 and held a variety of finance, contracts and managerial positions. Mr. Growitz received a B.S. in Accounting from San Jose State University.

Mark S. Knoch was appointed Vice President of Operations of WJ Communications in August 2005 and is responsible for overseeing the manufacturing of RF semiconductor and RFID products. Prior to joining WJ Communications, Mr. Knoch was Vice president of Operations at ZiLOG, Inc. (“ZiLOG”) where he was responsible for all manufacturing and supply chain activities for the company. While at ZiLOG he also served as president of ZiLOG’s manufacturing facility in the Philippines. Prior to joining ZiLOG in 2004, he served as Vice President, Supply Chain for Sipex, Inc., an analog semiconductor company, where he managed the supply chain and order fulfillment from 2001 to 2004. Mr. Knoch also held senior planning and operations positions at ANADIGICS, Inc., and American Microsystems Incorporated, and Advanced Micro Devices in Austin, TX. Mr. Knoch received his B.S. in Electrical Engineering from Kansas State University.

R. Gregory Miller was appointed to Vice President and Chief Financial Officer of WJ Communications in April 2006. Previously, Mr. Miller served as Vice President and CFO of California Micro Devices Corporation (NasdaqNM:CAMD), a leading supplier of application-specific analog semiconductor products since April 2003. From 1999 to April 2003 he served as CFO at Summit Microelectronics, Inc. He has also held senior financial positions at LSI Logic Corporation (NYSE:LSI), National Semiconductor Corporation (NYSE:NSM), and Texas Instruments, Inc. (NYSE:TXN). Mr. Miller received his B.S.E. degree from the University of Michigan. He holds two Master’s degrees, one in Business Administration from Duke University and another in Engineering from the University of Michigan. He is also a certified public accountant.

Haresh P. Patel was appointed to Senior Vice President of Sales and Marketing of WJ Communications in October 2005. Previously, Mr. Patel served as Vice President of Worldwide Sales and Marketing at Agilent Technology’s Semiconductor Division. Prior to joining Agilent Technology in 2000, Mr. Patel was with PMC-Sierra Inc. where he served as Vice President of Worldwide Sales beginning in 1997. Mr. Patel has also held various senior sales and product management positions at Hyundai, Fujitsu, and Texas Instruments. He received his B.S. degree in Electrical Engineering from the University of Notre Dame, South Bend, IN.

David R. Pulvino was appointed Chief Accounting Officer in January 2005 and is currently responsible for SEC reporting, Corporate Governance/GAAP compliance and Tax. Previously, Mr. Pulvino served as our Corporate Controller following our recapitalization merger in January 2000 where he was responsible for all accounting operations. From 1997 through January 2000, Mr. Pulvino served as Director of Accounting. Mr. Pulvino joined WJ Communications in 1981 and has held a variety of accounting and managerial positions. Mr. Pulvino received a B.S. in Accounting from Santa Clara University, California.

Morteza Saidi joined WJ Communications in January 2006 as Vice President of Engineering. Mr. Saidi is responsible for directing and managing the Company’s engineering groups including developing new technologies and new products for the wireless and RFID markets. From 2004 to 2006 he served as founder and CEO at S-Communications, a leading-edge fabless semiconductor company. Prior to that Mr. Saidi served as a consultant for PCI Communications from 2003 to 2004. Previously, Mr. Saidi co-founded Resonext Communications in 2000 where he served as Chief Technology Officer and Vice President of RF and analog design until the company was acquired by RF Micro Devices in December 2002. Previously, he was the director of RF development at VLSI Technology. In addition, Mr. Saidi has held a number of management positions with Philips Semiconductor, has published a number of articles in the technical journals, and has assisted in filing 30 patents. Mr. Saidi received both his Bachelor of Science degree and Masters of Science in Electrical Engineering from the University of Michigan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table.   The following table sets forth the compensation earned for services rendered to the Company in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003 by the Company’s Chief Executive Officer and its four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005 (the “Named Executive Officers”):

	Annual Compensation			Long-Term Compensation
					Securities
Name and				Restricted	Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Stock award($)	Options	Compensation($)(1)
Current Officers:
Bruce W. Diamond(2)	2005	166,924	—	745,000	—	4,442
President and Chief Executive	2004	—	—	—	10,000	22,000
Officer	2003	—	—	—	25,000	5,750
Ronald N. Buswell(3)	2005	185,120	—	—	—	5,340
Vice President, Sales and	2004	185,120	29,500	—	30,000	5,554
Marketing	2003	185,120	5,000	—	—	5,554
Rainer N. Growitz	2005	159,632	—	—	—	4,789
Vice President Finance and	2004	150,020	16,000	—	25,000	4,501
Corporate Secretary	2003	150,020	3,000	—	—	3,289
David R. Pulvino	2005	143,102	—	—	—	4,293
Chief Accounting Officer	2004	140,036	23,000	—	34,500	4,201
	2003	140,036	3,500	—	—	4,075
Former Officers:
Michael R. Farese, Ph.D(4)	2005	183,078	—	—	—	1,126,650
Former President and Chief	2004	350,000	65,000	—	1,400,000	8,708
Executive Officer	2003	350,000	40,000	—	—	6,000
Thomas R. Kritzer(5)	2005	200,200	—	—	—	6,006
Former Senior Vice President,	2004	200,200	17,000	—	25,000	6,006
Corporate Development	2003	200,200	10,000	—	—	6,000

(1)          Represents Company’s annual contribution to the Named Executive Officers 401(k) plan account except for Mr. Diamond as described in note (2) below and Dr. Farese as described in note (4) below.

(2)          Mr. Diamond was appointed President and Chief Executive Officer on June 28, 2005. Pursuant to his employment agreement, Mr. Diamond was granted 500,000 shares of time-vesting restricted stock on July 29, 2005 which had a dollar value of $745,000 on the date of the grant and $810,000 as of December 31, 2005. For 2003 and 2004 Securities Underlying Options represents grants Mr. Diamond received in connection with his service as a non-employee member of the Board of Directors. Mr. Diamond’s 2003 and 2004 All Other Compensation represents cash compensation received in connection with his service as a non-employee member of the Board of Directors. Mr. Diamond voluntarily forfeited his 2005 bonus as provided in his employment agreement.

(3)          As of January 10, 2006 Mr. Buswell is deemed not to be an executive officer of the Company due to the nature of his current position though he continues to be employed by the Company.

(4)          Dr. Farese served as the Company’s President and Chief Executive Officer until his resignation on June 27, 2005. Dr. Farese’s 2005 All Other Compensation total includes severance payments of

$559,423 in cash and 328,500 shares of restricted stock having a value, as of the June 28, 2005 grant date, of $561,735, in connection with his separation agreement. His separation agreement also provided for the cancellation of the 1,400,000 stock options granted to him in 2004.

(5)          Mr. Kritzer resigned his position with the Company during April 2006.

Option/SAR Grants in Last Fiscal Year.   The following table sets forth grants of options to purchase shares of Common Stock during the fiscal year ended December 31, 2005 to each of the Named Executive Officers:

Individual Grants					Potential Realizable Value
		Percent Of			At Assumed
	Number of	Total			Annual Rates
	Securities	Options			Of Stock Price
	Underlying	Granted to	Exercise		Appreciation
	Options	Employees	Price	Expiration	For Option Term
Name (a)	Granted (#) (b)	In Fiscal Year (c)	($/Sh) (d)	Date (e)	5% ($) (f)	10% ($) (g)
Current Officers:
Bruce W. Diamond	—	—	—	—	—	—
President and Chief Executive Officer
Ronald N. Buswell(1)	—	—	—	—	—	—
Vice President, Sales and Marketing
Rainer N. Growitz	—	—	—	—	—	—
Vice President Finance and Corporate Secretary
David R. Pulvino	—	—	—	—	—	—
Chief Accounting Officer
Former Officers:
Michael R. Farese, Ph.D	—	—	—	—	—	—
Former President and Chief Executive Officer
Thomas R. Kritzer	—	—	—	—	—	—
Former Senior Vice President, Corporate Development

(1)          As of January 10, 2006 Mr. Buswell is deemed not to be an executive officer of the Company due to the nature of his current position though he continues to be employed by the Company.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values.   The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the fiscal year ended December 31, 2005, and exercisable and unexercisable options held as of December 31, 2005:

Name	Shares Acquired On Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($)(1) Exercisable/Unexercisable
Current Officers:
Bruce W. Diamond	—	—	15,000 / 20,000	$9,125 / $9,125
President and Chief Executive Officer
Ronald N. Buswell(2)	25,000	$50,544	215,507 / 144,000	$35,037 / $21,335
Vice President, Sales and Marketing
Rainer N. Growitz	14,000	$27,753	233,064 / 155,000	$40,383 / $25,100
Vice President Finance and Corporate Secretary
David R. Pulvino	3,933	$9,034	127,735 / 81,562	$26,725 / $11,550
Chief Accounting Officer
Former Officers:
Michael R. Farese, Ph.D	20,000	$11,865	1,450,000 / —	$— / $—
Former President and Chief Executive Officer
Thomas R. Kritzer	27,500	$54,660	549,279 / 738,500	$103,178 / $146,312
Former Senior Vice President, Corporate Development

(1)          Aggregate values in these two columns represent the excess of $1.58 per share, the market value of the Common Stock as of December 31, 2005, over the respective exercise prices of the options. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected above will be realized.

(2)          As of January 10, 2006 Mr. Buswell is deemed not to be an executive officer of the Company due to the nature of his current position though he continues to be employed by the Company.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

Employment Agreement with Bruce W. Diamond.

On June 28, 2005, the Company entered into an employment agreement with Mr. Diamond, the Company’s new President and Chief Executive Officer. The employment agreement, which was approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”), is effective for three years with automatic one-year extensions thereafter.

The material terms of the employment agreement include the following: (i) Mr. Diamond’s annual base salary will be $350,000. The annual base salary may be increased in the years following the first anniversary of the effective date, but may not be decreased; (ii) beginning in fiscal year 2006, Mr. Diamond is eligible for an annual bonus target opportunity of one-hundred percent (100%) of his current annual base salary, of which fifty percent (50%) is based on achievement of defined financial performance objectives and fifty percent (50%) is based on defined major business objectives as determined by the Compensation Committee, (iii) an annual bonus target opportunity for the fiscal year ending December 31, 2005 of fifty percent (50%) of annual base salary is based on defined objectives but will not be less than $50,000 if Mr. Diamond remains employed through December 31, 2005; and (iv) a grant of 1,000,000 shares of restricted common stock at a purchase price equal to the par value of the common stock of $0.01 per share of which 500,000 shares are Time-Vested Restricted Stock and vest over 36 months and 500,000 shares of Performance-Vested Restricted Stock which shall vest conditioned upon the satisfaction of certain performance targets and objectives to be determined by the Company with the performance period for such award to be not more than two (2) years or in the case of performance criteria conditioned on appreciation in the value of the Company’s common stock, the price targets designated by the Company.

Mr. Diamond’s employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for documented supplemental life insurance, estate and tax planning, and vacation in accordance with the Company’s top management vacation policy.

Pursuant to the employment agreement, if the Company terminates Mr. Diamond’s employment other than for cause or disability or if Mr. Diamond terminates his employment with the Company for good reason, and Mr. Diamond’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred fifty percent of his annual base salary as in effect immediately prior to the termination of the employment period and eighteen months accelerated vesting with respect to any outstanding, unvested time-vested restricted stock and reimbursement for premiums paid for continued health benefits for Mr. Diamond and his dependents under the Company’s health plans for eighteen months following the termination of his employment with the Company. Notwithstanding the preceding sentence, the severance benefit shall be computed as an amount equal to two hundred ninety-nine percent of his annual base salary as in effect immediately prior to the termination of the employment period, full vesting with respect to any outstanding, unvested time-vested restricted stock and performance-vested restricted stock and reimbursement for premiums paid for continued health benefits for Mr. Diamond and his dependents under the Company’s health plans for thirty-six months with such amounts to be paid within thirty days of the date of such termination, in each case solely in a circumstance in which there is a termination of Mr. Diamond’s employment within three months prior to or nine months following the occurrence of a change in control either by the Company other than for cause or by him with good reason.

Employment Agreement with R. Gregory Miller

Effective April 10, 2006, the Company entered into an employment agreement with R. Gregory Miller for the position of Vice President and Chief Financial Officer of the Company. The employment agreement is effective for three years with automatic one-year extensions thereafter unless advance written notice of an intention not to extend the term is provided by either the Company or Mr. Miller.

Under the employment agreement, Mr. Miller is entitled to receive an annual base salary of $230,000 and will be eligible to participate in the Company’s discretionary cash bonus plan based on appropriate business and financial targets and individual objectives. Mr. Miller will receive a stock option grant of 500,000 shares of WJ Communications common stock which will vest over four years and a stock option grant of 180,000 shares of WJ Communications common stock which shall vest conditioned on the satisfaction of certain performance targets and objectives. Mr. Miller will also receive a time vested restricted stock grant of 10,000 shares of WJ Communications common stock which shall vest upon the one year anniversary of his employment on April 10, 2007.

Pursuant to the employment agreement, if the Company terminates Mr. Miller’s employment other than for cause or disability or if Mr. Miller terminates his employment with the Company for good reason, and Mr. Miller’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred percent of his annual base salary. Not withstanding the preceding sentence, the Company shall pay Mr. Miller an amount equal to one hundred fifty percent of his annual base salary solely in a circumstance in which there has occurred a change in control (as such term is defined in his option agreement) within six months prior to any termination for good reason or by the Company other than for cause.

Employment Agreement with Rainer N. Growitz

Effective January 31, 2000, the Company entered into an employment agreement with Mr. Growitz for the position of Vice President of Finance. The employment agreement is effective for three years with automatic one-year extensions thereafter unless advance written notice of an intention not to extend the term is provided by either the Company or Mr. Growitz.

Under the employment agreement, Mr. Growitz is entitled to receive an annual base salary of $150,020 and will be eligible to participate in the Company’s discretionary cash bonus plan, up to a maximum of 60% of base salary, based on appropriate business and financial targets and individual objectives. Mr. Growitz’s employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for estate and tax planning, and vacation in accordance with the Company’s top management vacation policy.

Pursuant to the employment agreement, if the Company terminates Mr. Growitz’s employment other than for cause or disability or if Mr. Growitz terminates his employment with the Company for good reason, and Mr. Growitz’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred percent of his annual base salary. Not withstanding the preceding sentence, the Company shall pay Mr. Growitz an amount equal to one hundred fifty percent of his annual base salary solely in a circumstance in which there has occurred a change in control within three months prior to any termination for good reason or by the Company other than for cause.

Separation Agreement with Michael R. Farese, PhD.

The Company entered into a separation agreement dated June 28, 2005 with Dr. Farese (the “Separation Agreement”), the Company’s former President and Chief Executive Officer. The material terms of the Separation Agreement include the following: (i) payment of any unpaid but accrued base salary and payment for 20 days of vacation time; (ii) a single payment equal to one hundred fifty percent (150%) of Dr. Farese’s annual base salary (in the aggregate amount of $525,000); (iii) 1.5 million of the options granted to Dr. Farese pursuant to the Executive Time Vesting Stock Option Agreement dated March 4, 2002 are fully vested and the time period during which these vested options can be exercised following the separation date shall be eighteen months per the terms of Dr. Farese’s amended and restated employment agreement dated November 11, 2004; (iv) 328,500 shares of Company stock pursuant to a customary form of Restricted Stock Agreement issued under the Company’s 2000 Stock Incentive Plan which shares are fully vested and non-forfeitable and (v) other incidental benefits including continued health insurance benefits for Dr. Farese and his dependents for one year. As a result of the Separation Agreement, the 1.4 million share option grant previously made to Dr. Farese in March 2004 and referenced in the proxy statement filed in 2005 were cancelled in lieu of Dr. Farese’s acceptance of the 328,500 restricted stock unit awarded in the separation agreement. Furthermore, Dr. Farese did not receive the restricted stock units referenced in the Company’s proxy statement filed during 2005.

Compensation Committee Interlocks and Insider Participation

Mr. Paine, Ms. Pelletier and Mr. Diamond served as members of the Compensation Committee of our Board of Directors during the fiscal year ended December 31,2005 and on June 28, 2005 Mr. Diamond resigned from the Compensation Committee to serve as our President and Chief Executive Officer. Neither Mr. Paine nor Ms. Pelletier was an officer or employee of the Company or of any of its subsidiaries during the fiscal year ended December 31, 2005, or ever has been an officer of the Company or any of its subsidiaries. Mr. Paine is affiliated with Fox Paine. See “Certain Relationships and Related Transactions” for information regarding Fox Paine.

THE COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee sets and administers the policies governing the annual compensation of our executive officers, including cash and non-cash compensation and equity compensation programs. The Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs. Mr. Paine, Ms. Pelletier and Mr. Diamond served as members of the Compensation Committee of our Board during the fiscal year ended December 31, 2005 and on June 28, 2005 Mr. Diamond resigned from the Compensation Committee to serve as our President and Chief Executive Officer.

Compensation Policies

The Company’s executive compensation program is designed to support the overall objective of maximizing long-term stockholder value by aligning the interests of executives with the interests of stockholders and rewarding executives for achieving corporate and individual objectives. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of qualified executives in the highly competitive telecommunications marketplace. For the fiscal year ended December 31, 2005, the Company’s executive compensation program was comprised of three principal components: base salary, annual cash bonus incentives and long-term incentive opportunities through stock option grants.

Base Salary

Base salary levels for the CEO and the other Executive Officers are generally intended to compensate executives at salary levels of comparable high-technology companies that place an emphasis on long-term compensation incentives such as stock options. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. The Compensation Committee reviews base salaries for executives annually. The actual base salaries paid to the CEO and the Executive Officers in fiscal 2005 are set forth in the Salary column of the Summary Compensation Table.

Annual Cash Bonus Incentives

Annual cash bonuses tied to the Company’s performance are a component of executive compensation and are designed to motivate the executive to focus on the Company’s performance for the fiscal year. The employment agreements of the CEO and certain Executive Officers provide for annual performance based bonus payments up to a certain percentage of base salary if the Company meets certain business targets. The Compensation Committee from time to time may also award discretionary bonuses to the CEO and certain executive officers based upon performance.

Long-Term Incentives

Long-term incentives are provided to the CEO and the Executive Officers through stock incentives, which have value to executives when the price of the Company’s stock increases over time. Grants to the CEO and the Executive Officers of stock incentives are an important component of the Company’s compensation mechanism and are designed to motivate the executive to manage the Company from the perspective of an owner of the Company. Our current stock incentive plan allows for awards of stock options, restricted stock and stock appreciation rights, restricted stock units and performance shares as additional forms of awards available for grants to executives. The actual number of stock incentives granted to the CEO and the Executive Officers in fiscal 2005 are set forth in the Option/SAR Grants in Last Fiscal Year table and restricted stock awards are discussed under the “Employment Contracts” section of this proxy.

The number of shares subject to each incentive grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of unvested grants held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative equity holdings of the Company’s executive officers.

CEO Compensation

Bruce W. Diamond became President and CEO of the Company effective June 28, 2005 as well as continuing to serve on the Company’s Board of Directors. Mr. Diamond’s compensation was initially determined by the terms of an employment agreement entered into at that time. The Compensation Committee will review Mr. Diamond’s compensation annually using the same criteria and policies described above as are employed for other executive officers. It will be the continuing objective of the Compensation Committee to provide Mr. Diamond with a compensation package that: (i) provides a level of base salary competitive with that paid to other chief executive officers of other peer group companies and (ii) makes a significant percentage of the total compensation package contingent upon Company performance. The base salary component of Mr. Diamond’s compensation package is intended to provide him with a level of stability and certainty each year. Accordingly, this element of Mr. Diamond’s compensation is not affected to any significant degree by Company performance factors. For the 2005 fiscal year, the committee believes Mr. Diamond’s base salary was within the base salary levels in effect for other chief executive officers at comparative companies. The Compensation Committee retains the discretion to increase Mr. Diamond’s compensation to levels above those provided in his employment agreement.

Executive Compensation Tax Deductibility

The Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s Executive Officers. Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation that is not considered to be performance-based because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The compensation treated as non-performance based under Section 162(m) did not exceed the $1 million limit for any of the Company’s executive officers for the 2005 fiscal year. It is not expected that the compensation to be paid to the Company’s executive officers for the 2006 fiscal year will exceed that limit. The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. While, in general, it is the Compensation Committee’s policy to qualify to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws, the Compensation Committee believes that it is important to maintain cash and equity incentive compensation at the requisite level to attract and maintain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or equity awards which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE
W. Dexter Paine, III
Liane J. Pelletier

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 31, 2000, Fox Paine Capital Fund, an investment fund managed by Fox Paine & Company, LLC (“Fox Paine & Company” or “Fox Paine”), became the controlling stockholder of the Company. Fox Paine Capital Fund acquired its controlling position in an all cash merger between FP-WJ Acquisition Corp. and the Company, then called Watkins-Johnson Company (the “Recapitalization Merger”), whereby Fox Paine Capital Fund and its co-investors paid a total of $50.8 million for approximately 91.1% of the Common Stock of the Company (or $41.125 per pre-split share as the Common Stock was then constituted). Messrs. Paine and Chen are affiliated with Fox Paine.

As part of the Recapitalization Merger, the Company entered into a management agreement with Fox Paine & Company. Since the Recapitalization Merger, and for each subsequent year, the Company will pay Fox Paine a fee in the amount of 1% of the Company’s net income before interest expense, interest income, income taxes, depreciation and amortization and equity in earnings (losses) of minority investments, calculated without regard to the fee. In exchange for its management fee, Fox Paine assists the Company with its strategic planning, budgets and financial projections and helps the Company identify possible strategic acquisitions and recruit qualified management personnel. Fox Paine also assists in customer and supplier relationships on behalf of the Company and consults with the Company on various matters including tax planning and public relations strategies, economic and industry trends and executive compensation. Due to the Company’s loss incurred from 2004, 2003 and 2002, no management fees were paid to Fox Paine for the years ended December 31, 2005, December 31, 2004 and December 31, 2003. The Company has agreed to reimburse Fox Paine for its expenses incurred in providing these services. The Company paid Fox Paine $29,000, $108,000 and $6,000 for the reimbursement of expenses incurred by Fox Paine for the years ended December 31, 2005, December 31, 2004 and December 31, 2003, respectively. The Company also paid Fox Paine $700,000 in July of 2004 for investment banking services rendered in connection with the EiC acquisition that was completed on June 18, 2004.

Fox Paine will continue to provide management services under this agreement until its affiliates no longer own shares of Common Stock or are no longer represented on the Board of Directors. The management agreement with the Company is similar to those entered into between Fox Paine and each of the other companies acquired by Fox Paine’s affiliates. In connection with this agreement, the Company has agreed to indemnify Fox Paine against various liabilities that may arise as a result of the management services it will perform for the Company. The Company has also agreed to reimburse Fox Paine for its expenses incurred in providing these services.

Shareholders’ Agreement

On January 31, 2000, the Company entered into a shareholders’ agreement with Fox Paine Capital Fund, investors affiliated with Fox Paine Capital Fund and several non-fund investors, including co-investors and certain employees of the Company. Under the shareholders’ agreement, subject to limited exceptions:

•       Fox Paine Capital Fund and its affiliates, as a group, may make up to five demands for registration under the Securities Act of their shares of Common Stock;

•       In the event the Company registers any of its equity securities under the Securities Act, or shares of Common Stock held by Fox Paine Capital Fund pursuant to a demand registration, each of the Company’s other stockholders who are a party to the agreement, may exercise piggyback registration rights to include all or a portion of its shares of Common Stock in the registration.

In the event that Fox Paine Capital Fund and its affiliates makes a demand for registration, the Company has agreed to pay all expenses related to that registration. The Company has also agreed to indemnify Fox Paine Capital Fund against various liabilities associated with such registration.

The shareholders’ agreement also provides that the Company’s stockholders who are a party to the agreement will vote their shares in order to ensure that if and to the extent Fox Paine Capital Fund owns shares of Common Stock, Fox Paine Capital Fund will be represented on the Board of Directors.

Fox Paine exercised registration rights in connection with the secondary underwritten public offering that we completed January 28, 2004. We also filed a registration statement on Form S-3 to register 25,492,044 shares for resale by Fox Paine, pursuant to its registration rights, which was declared effective by the SEC on May 12, 2006.

THE AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2005 included in the Company’s annual Report on Form 10-K filed with the SEC on March 31, 2006.

We have reviewed and discussed with Deloitte & Touche LLP matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). We have received from Deloitte & Touche LLP a formal written statement describing the relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have discussed with Deloitte & Touche LLP matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with Deloitte & Touche LLP’s independence.

We have reviewed and discussed with management and Deloitte & Touche LLP our audited financial statements. We discussed with Deloitte & Touche LLP and the Company the overall scope and plans of their audits. We met with Deloitte & Touche LLP, with and without management present, to discuss results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above and our review of the Company’s audited financial statements for fiscal 2005, we recommended to our Board that our audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE
Michael E. Holmstrom
Catherine P. Lego

STOCK PRICE PERFORMANCE

The following graph shows a comparison of cumulative total stockholder returns for the Company’s Common Stock, the NASDAQ Stock Market Index for U.S. Companies, and the NASDAQ Telecommunications Index over the five year period ended December 31, 2005. The graph assumes the investment of $100 on December 31, 2000 and ending on December 31, 2005 with the reinvestment of all dividends. We have not paid or declared any cash dividends on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stock prices or stockholder returns.

Total Return to Stockholders

(Dividends reinvested monthly)

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Stock Performance Graph and reference to the Audit Committee Charter and independence of the Audit Committee members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

OTHER MATTERS

Stockholder Proposals for the Next Annual Meeting

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 Annual Meeting must be received no later than February 17, 2007 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Stockholders intending to present proposals should note that February 17, 2007 falls on a Saturday and in accordance with SEC rules and regulations any proposals received after business reopens will be untimely. In addition, the proxy solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal before May 3, 2007.

Any stockholder who intends to present a proposal at the annual meeting in the year 2007, or include a proposal in the proxy statement, must deliver the proposal to the Company at its principal executive offices shown on the first page of this Proxy Statement.

Matters Not Determined at Time of Solicitation

The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the Meeting for action by the Stockholders. However, if any other matters are properly brought before the Meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

2005 Annual Report on Form 10-K

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2005 accompanies this Proxy Statement. Additional copies may be obtained without charge by writing to: WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134; Attention: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

Rainer N. Growitz
Secretary
June 16, 2006
San Jose, California

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED. WILL BE VOTED “FOR” THE
PROPOSALS.								Please ☐
Mark Here
For Address
Change or
Comments
SEE REVERSE SIDE

ITEM 1.	ELECTION OF	FOR	WITHHELD	ITEM 2. TO APPROVE THE INCREASE IN	FOR	AGAINST	ABSTAIN
	DIRECTORS		FOR ALL	THE NUMBER OF SHARES AUTHORIZED	☐	☐	☐
		☐	☐	FOR ISSUANCE UNDER THE 2000 NON-
				EMPLOYEE DIRECTOR STOCK PLAN				I PLAN TO
	Nominees:							ATTEND THE
	01 W. Dexter Paine, III	06 Catherine P. Lego		ITEM 3. TO APPROVE THE INCREASE IN	FOR	AGAINST	ABSTAIN	MEETING
	02 Bruce W. Diamond	07 Jack G. Levin		THE NUMBER OF SHARES AUTHORIZED	☐	☐	☐	☐
	03 Herald Y. Chen	08 Liane J. Pelletier		FOR ISSUANCE UNDER THE 2001
	04 Patrice M. Daniels	09 Robert Whelton		EMPLOYEE STOCK PURCHASE PLAN
05 Michael E. Holmstrom
				ITEM 4. TO RATIFY DELOITTE &	FOR	AGAINST	ABSTAIN
Withheld for the nominees you list below:				TOUCHE LLP AS THE COMPANY’S	☐	☐	☐
(Write that nominee’s name in the space				INDEPENDENT REGISTERED PUBLIC
	provided below.)			ACCOUNTING FIRM

Please sign exactly as your name appears on this Voting

Form. If shares are registered in more than one name, the

signatures of all such person s are required. A corporation

should sign in its full corporate name by a duly authorized

officer, stating such officer’s title. Trustees, guardians,

executors and administrators should sign in their official

capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature			Signature			Date

á   FOLD AND DETACH HERE   á

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/wjci Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Bruce W. Diamond and Rainer N. Growitz, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of WJ Communications, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of

Stockholders of the Company to be held July 20, 2006 or at any adjournment or postponements thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

á   FOLD AND DETACH HERE   á

You can now access your WJ Communications, Inc. account online.

Access your WJ Communications, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for WJ Communications Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
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